Exhibit 99.1

Contact: Lisa Aston Investor Relations 210.308.1222 laston@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for Fiscal Year 2016
Continuing Dividends and Share Repurchase Program
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SAN ANTONIO–September 14, 2016–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm with longstanding experience in global markets and specialized sectors, today reported a net loss of $3.7 million, or $(0.24) per share, on operating revenues of $5.5 million for the fiscal year ended June 30, 2016. For the fiscal year 2015, U.S. Global Investors recorded a net loss of $4.0 million, or $(0.26) per share, on operating revenues of $7.3 million. In the fourth quarter of fiscal year 2016, the company had a net loss of $245,000, or $(0.02) per share, on operating revenues of $1.6 million.
On June 30, 2016, total assets under management as of period end were $883 million compared to $792 million on June 30, 2015, an increase of 11 percent. The increase in total assets under management was primarily due to market appreciation in mutual funds, the offshore funds and growth of the U.S Global Jets ETF, and somewhat offset by decreases in assets of the Galileo Funds and other Canadian advisory clients. During fiscal 2016, U.S. Global Investors’ average assets under management were $744 million, compared to $931 million in fiscal 2015.
“We’re pleased to report that we are now seeing an increase in assets under management and revenue,” says Frank Holmes, CEO and chief investment officer of U.S. Global Investors. “Over the last three years, the company’s assets and associated revenue declined due to challenges in resources and emerging markets investments. In the third quarter of this fiscal year, the trend started to reverse, and we are now seeing an increase in assets and revenue as a result. The average assets under management for the fourth quarter of fiscal 2016 were $836 million.

“This trend is also positively affecting our net loss,” Holmes continues. “The steps that the company has taken to reduce costs has resulted in an improvement in net loss, starting in the third quarter and continuing in the fourth quarter.”
Growth Strategy to Build Innovative and Dynamic ETF Product Line
The company intends to expand its ETF product line in 2016. The U.S. Global Jets ETF (NYSE: JETS), the company’s first ETF, reached its one-year anniversary in April 2016, and continues to attract attention within the ETF industry. “U.S. Global is an innovative investment manager with a longstanding history. We will build upon our expertise as active managers in the resource and emerging markets sectors to create robust, rules-based smart-beta ETFs that leverage our knowledge and understanding of the factors that can identify stocks with long-term growth potential,” says Holmes. “ETFs have a lower fee structure than mutual funds, since they do not have the same 12b-1 distribution fees or transfer agency expenses. This lower fee structure makes them attractive to investors,” continues Holmes.

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September 14, 2016
Streamlining for Greater Efficiencies
In the second fiscal quarter, the shareholders of the U.S. Global Investors Funds (the Funds) held a special meeting and approved the election of new trustees for the funds. This action, which the company endorsed, resulted in the Funds becoming part of the family of funds that receive administrative, fund accounting and/or transfer agency services from Atlantic Fund Services. The primary reason behind this initiative was to streamline costs to positively impact both the Fund shareholders and GROW shareholders. When this transition is completed in December 2017, the Fund shareholders and GROW shareholders should fully realize the economies of scale expected as a result of this transition.
“This partnership with Atlantic is a win-win for Fund shareholders and GROW shareholders, as it eliminates many expensive administrative and operational duties for the company and allows our streamlined team of highly skilled professionals to focus on improving mutual fund performance and building our growth strategy,” says Frank Holmes, CEO of U.S. Global Investors, Inc.
Gold and Municipal Bond Funds Performing for Shareholders
UBS noted recently that gold has “entered a new bull run.” The precious metal had a spectacular first half of the year, with total global demand reaching the second-highest on record, according to the World Gold Council. The company’s gold equity mutual funds have benefited from this rally. As of August 31, 2016, the Gold and Precious Metals Fund (USERX) is up 84 percent year to date, and the World Precious Minerals Fund is up 129 percent.
Past performance does not guarantee future results. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.
The company’s Gold and Precious Metals Fund (USERX) has earned the 4-star Morningstar Overall rating through June 30, 2016, based on risk-adjusted returns out of 71 funds in the Equity Precious Metals funds category. In addition, the World Precious Minerals Fund (UNWPX) earned Morningstar’s 5-star rating for the three-year period as of June 30, 2016, based on risk-adjusted returns out of 71 Equity Precious Metals funds.*
In addition to these positive results, the company’s municipal bond fund has performed well for shareholders. “Out of 31,306 equity and bond mutual funds, only 39 of them have had positive returns for 21 years in a row, and our Near-Term Tax Free Fund (NEARX) is one of the few. This fund has provided investors and financial advisors with steady performance, through bull and bear markets and rising and falling interest rate environments,” says Holmes. The fund has earned the 4-star Morningstar Overall rating, through June 30, 2016, based on risk-adjusted returns out of 190 Municipal National Short-Term funds.
Share Repurchase Program
U.S. Global Investors has continued purchasing its outstanding stock. Since the program began in January 2013, the company has purchased a total of 421,652 class A shares through June 30, 2016, using cash of approximately $1,067,000. The company uses an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day. The share repurchase plan expires at the end of the calendar year 2016, but may be suspended or discontinued at any time.

4QFY16 earnings, Page 3
September 14, 2016
Continued Strong Balance Sheet
The company had net working capital of approximately $16.9 million at the end of fiscal year 2016. With approximately $4.0 million cash and cash equivalents and $13.6 million in securities recorded at fair value, which together comprise approximately 67 percent of total assets, U.S. Global Investors has adequate liquidity to meet its current obligations. The company has had no long-term debt since 2004 and owns its headquarters building.
U.S. Global Continues GROW Dividends
The company has paid monthly dividends for more than nine years and will continue monthly dividend payments through the fourth calendar quarter of 2016.
A monthly dividend of $0.0025 per share is authorized through December 2016. The record dates are October 10, November 14 and December 12, and the payment dates will be October 24, November 28 and December 27. The continuation of future cash dividends will be reviewed by the board of directors quarterly.
Earnings Webcast Information
The company has scheduled a webcast for 7:30 a.m. Central time on Thursday, September 15, 2016, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information.
Selected financial data (unaudited):  (dollars in thousands, except per share data)
	Three months ended
	6/30/2016	3/31/2016	6/30/2015
Operating Revenues	$1,636	$1,330	$1,458
Operating Expenses	1,960	1,870	2,628
Operating Loss	(324)	(540)	(1,170)
Total Other Income (Loss)	73	148	(89)
Tax Expense (Benefit)	(1)	(16)	800
Net Loss from Continuing Operations	(250)	(376)	(2,059)
Net Income (Loss) from Discontinued Operations	--	--	7
Net Loss	$(250)	$(376)	$(2,052)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	(5)	(26)	1
Net Loss Attributable to U.S. Global Investors	$(245)	$(350)	$(2,053)
Loss per share (basic and diluted)	$(0.02)	$(0.02)	$(0.13)

Avg. common shares outstanding (basic)	15,259,287	15,277,098	15,380,689
Avg. common shares outstanding (diluted)	15,259,287	15,277,098	15,380,689

Avg. assets under management (millions)	$836	$709	$819

4QFY16 earnings, Page 4
September 14, 2016
Selected financial data for fiscal year: (dollars in thousands, except per share data)
	2016	2015
Operating Revenues	$5,505	$7,333
Operating Expenses	9,681	10,840
Operating Loss	(4,176)	(3,507)
Total Other Income	485	434
Income Tax Expense (Benefit)	(6)	822
Loss from Continuing Operations	(3,685)	(3,895)
Loss from Discontinued Operations	(18)	(81)
Net Loss	(3,703)	(3,976)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	(28)	54
Net Loss Attributable to U.S. Global Investors	$(3,675)	$(4,030)
Loss per share (basic and diluted)	$(0.24)	$(0.26)

Avg. common shares outstanding (basic)	15,294,893	15,399,831
Avg. common shares outstanding (diluted)	15,294,893	15,399,831

Avg. assets under management (millions)	$744	$931
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About U.S. Global Investors, Inc.
The story of U.S. Global Investors goes back more than 40 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the company provides money management and other services to U.S. Global Investors Funds, the U.S. Global Jets ETF and other international clients.
Forward-Looking Statements and Disclosure
This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the company’s annual report and Form 10-K, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

4QFY16 earnings, Page 5
September 14, 2016

Please consider carefully a fund's investment objectives, risks, charges and expenses. For this and other important information, obtain a fund prospectus by clicking here or by calling 1-800-US-FUNDS (1-800-873-8637). Read it carefully before investing. Foreside Fund Services, LLC, Distributor. U.S. Global Investors, Inc. is the investment adviser.

Total Annualized Returns as of 6/30/2016
	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Cap
Near-Term Tax Free Fund	2.22%	2.13%	3.13%	1.09%	0.45%
Gold and Precious Metals Fund	67.82%	-8.04%	-0.36%	2.20%	1.90%
World Precious Minerals Fund	87.51%	-11.85%	-2.90%	2.01%	1.90%

Expense ratios as stated in the most recent prospectus. The expense cap is a contractual limit through April 30, 2017, for the Near-Term Tax Free Fund, and a voluntary limit for all other funds, on total fund operating expenses (exclusive of any acquired fund fees and expenses, performance fees, extraordinary expenses, taxes, brokerage commissions and interest). U.S. Global Investors, Inc. (the “Adviser”) can modify or terminate the voluntary limits at any time, which may lower a fund’s yield or return.

High double-digit returns are attributable, in part, to unusually favorable market conditions and may not be repeated or consistently achieved in the future. Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus (e.g., short-term trading fees of 0.05%) which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

*Morningstar ratings for the World Precious Minerals Fund, based on risk-adjusted returns, in the Equity Precious Metals Fund category, through 6/30/2016: three stars Overall out of 71 funds, five stars for the three-year period out of 71 funds, three stars for the five-year period out of 69 funds, and two stars for the 10-year period out of 50 funds. Morningstar ratings for the Near-Term Tax Free Fund, based on risk-adjusted returns, in the Municipal National Short-term fund category, through 6/30/2016: four stars in the three-year period out of 190 funds, four stars in the five-year period out of 175 funds, and four stars in the 10-year period out of 115 funds. Morningstar ratings for the Gold and Precious Metals Fund, based on risk-adjusted returns, in the Equity Precious Metals fund category, through 6/30/2016: four stars in the three-year period out of 71 funds, four stars in the five-year period out of 69 funds, and four stars in the 10-year period out of 50 funds. The Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year Morningstar Rating metrics. Past performance does not guarantee future results. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

4QFY16 earnings, Page 6
September 14, 2016

Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Though the Near-Term Tax Free Fund seeks minimal fluctuations in share price, it is subject to the risk that the credit quality of a portfolio holding could decline, as well as risk related to changes in the economic conditions of a state, region or issuer. These risks could cause the fund’s share price to decline. Tax-exempt income is federal income tax free. A portion of this income may be subject to state and local taxes and at times the alternative minimum tax. The Near-Term Tax Free Fund may invest up to 20% of its assets in securities that pay taxable interest. Income or fund distributions attributable to capital gains are usually subject to both state and federal income taxes.
Gold, precious metals, and precious minerals funds may be susceptible to adverse economic, political or regulatory developments due to concentrating in a single theme. The prices of gold, precious metals, and precious minerals are subject to substantial price fluctuations over short periods of time and may be affected by unpredicted international monetary and political policies. We suggest investing no more than 5% to 10% of your portfolio in these sectors.